UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2006

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska (Address of principal executive offices)	69160 (Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported under Item 5.02, on January 6, 2006, Cabela’s Incorporated (the “Company”) announced that David A. Roehr retired as Executive Vice President of the Company, and as Chairman, President, and Chief Executive Officer of World’s Foremost Bank, the Company’s wholly-owned credit card bank subsidiary (“WFB”).

On January 30, 2006, the Company and Mr. Roehr entered into a Retirement and General Release Agreement (the “Agreement”) in connection with Mr. Roehr’s retirement. A copy of the Agreement is attached hereto as Exhibit 10 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 6, 2006, David A. Roehr retired as Executive Vice President of the Company, and as Chairman, President, and Chief Executive Officer of WFB. A copy of the press release announcing Mr. Roehr’s retirement is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

	10	Retirement and General Release Agreement dated January 30, 2006, between Cabela’s Incorporated and David A. Roehr

	99	Press release dated January 6, 2006*

*Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: February 1, 2006	By:	/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10	Retirement and General Release Agreement dated January 30, 2006, between Cabela’s Incorporated and David A. Roehr

99	Press release dated January 6, 2006*

*Previously filed